Exhibit 10.12

Exclusive Management Service and Business Cooperation Agreement

This Exclusive Management Service and Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on September 22, 2020 and in Shanghai, the People’s Republic of China (“PRC” or “China”).

Party A: Shanghai Zhangxue Education Technology Co., Ltd.

Address: 1258E, Building 1, 196 Yangtai Road, Baoshan District, Shanghai

Party B: Shenzhen Zhangmenren Education Consulting Co., Ltd.

Address: Room 1004, 10th floor, West Tower, Nanshan Cultural Industry Base, 10128 Shennan Avenue, Nantou Street, Nanshan District, Shenzhen

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas:

Party A is a wholly foreign-owned enterprise established and validly existing under the laws of PRC, and has the necessary resources to provide technical and management consulting services;

Party B is a domestic company established and validly existing under the laws of PRC. The businesses conducted by Party B currently and any time during the term of this Agreement are collectively referred to as the “Principal Business”;

Party A is willing to provide Party B with technical support and consulting services on exclusive basis in relation to the Principal Business during the term of this Agreement, utilizing its advantages in technology, human resources and information, and Party B is willing to accept such services provided by Party A or its designee (s), each on the terms set forth in this Agreement;

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1	Services Provided by Party A

1.1

Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with complete technical support, business support and related consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, including but not limited to the follows:

1.1.1	Licensing Party B to use relevant software and technology legally owned by Party A and necessary for the Principal Business of Party B;

1.1.2	Development, maintenance and updating of software required by the Principal Business of Party B;

1.1.3	Design, installation, daily management, maintenance and updating of network systems, hardware and database;

1.1.4	Development and testing of new products;

1.1.5	Technical support and training for employees of Party B;

1.1.6

Assisting Party B in consultancy, collection and research of technology and market information (excluding market research business that wholly foreign-owned enterprises are restricted from conducting under PRC law);

1.1.7	Providing business management consultation for Party B;

1.1.8	Leasing of equipment or properties; and

1.1.9	Other relevant technical services and consulting services requested by Party B from time to time to the extent permitted under PRC law.

1.2

Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar consultations and/or services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services under this Agreement.

1.3	Service Providing Methods

1.3.1

Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into further technical service agreements or consulting service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, manner, personnel, and fees for the specific technical services and consulting services.

1.3.2

To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into equipment or property lease agreements with Party A or any other party designated by Party A which shall permit Party B to use Party A’s relevant equipment or properties based on the needs of the business of Party B.

1.4

Party B hereby grants to Party A an irrevocable and exclusive option to purchase, according to which, Party A shall designate one or more persons to purchase any or all of the assets of Party B at its sole discretion to the extent permitted under the PRC laws, at the lowest purchase price permitted by the PRC laws. In this case, the relevant parties shall enter into a separate assets transfer agreement, specifying the terms and conditions of the transfer of the assets.

1.5	To ensure that Party B shall perform its agreement, Party B agrees to mortgage Party A with its receivables in its business operation and all the assets of the company as security.

2	The Calculation and Payment of the Service Fees

2.1

With respect to the services provided by Party A under this Agreement, Party B shall pay the service fee 100% of the balance of the revenue of Party B for the current year after deducting the costs and expenses acknowledged by Party A. In addition, Party B shall pay Party A the Service Fees for certain technical services provided by Party A from time to time upon Party B’s request, as separately agreed upon by the Parties.

2.2

Within three (3) months after the end of each calendar year, Party B shall provide Party A with audited financial statements of Party B for such fiscal year, which shall be audited and certified by an independent certified public accountant approved by Party A. Party B shall prepare financial statements satisfactory to Party A’s requirements in accordance with the requirements of laws and business practices.

2.3

Within fifteen (15) business days after Party A confirms the financial statements provided by Party B under Article 2.2 and notifies Party B in writing of the Service Fees determined in accordance with the principles under Article 2.1, Party B shall pay the Service Fees determined under Article2.1 in lump sum to the bank account designated by Party A. If Party A changes its bank account number, it shall notify Party B in writing seven (7) business days in advance.

2.4

Both Parties agree that in principle, the aforesaid payment of the Service Fees shall not cause either Party to encounter operation difficulties in the current year. For the above purpose and to the extent of the aforesaid principle, Party A may agree that Party B may delay the payment of the Service Fees or adjust, in writing, at Party A’s discretion, the percentage and/or specific amount of the Service Fees payable by Party B to Party A under Article 2.1.

2.5

If at any time during the term of this Agreement, Party A determines to adjust the calculation and payment method of the Service Fees for any reason in its reasonable discretion, Party A shall have the right to notify Party B in writing of such adjustment five (5) days in advance but without the need for Party B’s consent.

3	Intellectual Property

3.1

Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others, and shall have the right to use such rights free of charge.

3.2

For Party B’s business needs, Party A agrees that Party B shall register part of the intellectual property rights as designated by Party A under the name of Party B. However, upon request by Party A, Party B shall assign to Party A such intellectual property rights registered in the name of Party B free of charge or at the lowest price permitted by law, and Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A in its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A. Party A shall have the right to use any intellectual property rights registered in the name of Party B free of charge.

4	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Confidential Information Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, directors, employees, investors, legal counsels or financial advisors of any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

5	Representations, Warranties and Undertakings

5.1	Party A hereby represents, warrants and covenants as follows:

5.1.1

Party A is a wholly foreign-owned enterprise legally registered and validly existing in accordance with the laws of PRC; Party A or the service providers designated by Party A will obtain all government permits and licenses for providing the services under this Agreement before providing such services.

5.1.2

Party A has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if any) for the execution, delivery and performance of this Agreement. Party A’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party A.

5.1.3	This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it.

5.2	Party B hereby represents, warrants and covenants as follows:

5.2.1	Party B is a company legally registered and validly existing in accordance with the laws of PRC and has obtained and will maintain all permits and licenses for engaging in the Principal Business.

5.2.2

Party B has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and government agencies (if any) for the execution, delivery and performance of this Agreement. Party B’s execution, delivery and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party B.

5.2.3	This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it.

6	Effectiveness and Term of Agreement

6.1

This Agreement shall become effective upon execution by the Parties. Unless terminated in accordance with the provisions of this Agreement or mandatory rules of PRC law, this Agreement shall remain effective permanently.

6.2

During the term of this Agreement, Party A may, in its sole discretion, terminate this Agreement unconditionally by giving Party B thirty (30) days’ prior written notice of such termination or rescission without any liabilities. Unless otherwise required by applicable laws, Party B shall not have any right to unilaterally terminate this Agreement.

6.3

During the term of this Agreement, each Party shall renew its operation term prior to the expiration thereof and use its best efforts to obtain the approval of competent authorities so as to maintain the effectiveness and performance of this Agreement. This Agreement shall be terminated upon the expiration of the operation term of such Party if the application for the renewal of its operation term is not approved by relevant government authorities.

6.4	The rights and obligations of the Parties under Sections 3, 4, 7, 8, 9 and this Section 6.4 shall survive the termination of this Agreement.

7	Governing Law and Resolution of Disputes

7.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of PRC.

7.2

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the resolution of such a dispute within thirty (30) days after either Party’s request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Shanghai, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on both Parties.

7.3

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8	LIABILITY FOR BREACH OF AGREEMENT AND INDEMNIFICATION

8.1

The Parties agree and confirm that, if any Party (the “Defaulting party”) materially breaches any agreements under this Agreement, or fails to perform, partially perform or delays the performance of any obligations under this Agreement, such breach shall constitute a default under this Agreement (the “Default”). Non-defaulting Party is entitled to request the Defaulting party to rectify or remedy such Default within a reasonable period of time. If the Defaulting party fails to rectify or remedy such Default within the reasonable period of time or within 10 days of non-defaulting Party ‘s written notice requesting for such rectification or remedy, then the non-defaulting Party shall be entitled to elect any one of the following remedial actions: (a) to terminate this Agreement and request the Defaulting party to fully compensate its losses and damages; or (b) to request the specific performance by the Defaulting party of its obligations hereunder as well as to request the Defaulting party to fully compensate all losses and damages of the Defaulting party. This Section 8.1 shall not prejudice any other rights of Party A hereunder.

8.2	Notwithstanding the above Clause 8.1, the Parties agree and confirm that in no circumstance shall Party B early terminate this Agreement unless the applicable law or this Agreement provides otherwise.

8.3

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses incurred by Party A due to any lawsuits, claims or other demand demands against Party A arising from or caused by the services provided by Party A to Party B pursuant to this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

9	Force Majeure

9.1

In the case of any force majeure events (“Force Majeure”) such as earthquake, typhoon, flood, fire, flu, war, riot, hostile actions, public disturbance, strike or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, which directly or indirectly causes the failure of either Party to perform this Agreement, the Party affected by such Force Majeure shall not be liable. However, the Party so affected shall immediately send written notices to the other Parties without any undue delay and provide the other Parties with details of the Force Majeure and relevant documentary evidence explaining the reasons for such failure of performance, inability of full performance or delay of performance within fifteen (15) days after sending out such notice.

9.2

If such Party claiming Force Majeure fails to notify the other Party and furnish it with competent proof pursuant to the above provision, such Party shall not be excused from its inability to perform, inability to fully perform or delay in the performance of its obligations hereunder. The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured. Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

9.3

In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

10	Notices

10.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

10.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

10.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

10.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Shanghai Zhangxue Education Technology Co., Ltd.

Address:	Building D, Helen center, Financial Street, 440 hailun Road, Hongkou District, Shanghai
Attn:	CHEN Zhongyi
Tel:	***

Party B:	Shenzhen Zhangmenren Education Consulting Co., Ltd.

Address:	Building D, Helen center, Financial Street, 440 hailun Road, Hongkou District, Shanghai
Attn:	CHEN Zhongyi
Tel:	***

10.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

11	Assignment

11.1	Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

11.2

Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B. Meanwhile, Party B shall execute related agreements with third parties to the satisfaction of Party A based on the requirements of Party A to specify the rights and obligations of the Parties.

12	Entirety of Agreement

The Parties acknowledge that this Agreement constitutes the entire agreement and understanding reached by the Parties with respect to the content hereof upon taking effect, and supersedes all prior oral and/or written agreements and understanding between the Parties with respect to the content hereof.

13	Waiver

Failure of any Party to this Agreement to exercise its rights hereunder in a timely manner shall not be deemed as a waiver thereof, nor shall it affect its exercise thereof in any future time.

14	Severability of Agreement

In the event that one or several of the provisions of this Agreement are held or determined by a court or arbitration institution with competent jurisdiction to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to amend such provision to the greatest extent possible legal, valid and enforceable, to the extent permitted by law, and the economic effect of the amended provision shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

15	Amendment and Supplement

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

16	Version

This Agreement is made in two (2) originals, each Party holding one (1) counterpart, which shall be equally valid.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A: Shanghai Zhangxue Education Technology Co., Ltd. (Seal)

/s/ Shanghai Zhangxue Education Technology Co., Ltd.

Seal of Shanghai Zhangxue Education Technology Co., Ltd.

By: /s/ ZHANG Yi
Name: ZHANG Yi (张翼)
Title: Legal Representative

Party B: Shenzhen Zhangmenren Education Consulting Co., Ltd. (Seal)

/s/ Shenzhen Zhangmenren Education Consulting Co., Ltd.

Seal of Shenzhen Zhangmenren Education Consulting Co., Ltd.

By: /s/ ZHANG Yi
Name: ZHANG Yi (张翼)
Title: Legal Reprehensive

Shenzhen Zhang Men Ren– Exclusive Management Service and Business Cooperation Agreement – Signature Page